UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York (Address of Principal Executive Offices)		10018 (Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	Nasdaq Capital Market

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2024, Xcel Brands, Inc. (the “Registrant”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Representative”), as the representative of the underwriters named therein (the “Underwriters”), relating to a firm commitment underwritten public offering (the “Offering”) of 3,284,421 shares (the “Shares”) of the Registrant’s common stock, par value $0.001 per share (“Common Stock”) at a price to the public of $0.65 per Share.

The Offering was made pursuant to the Registrant’s registration statement on Form S-3 (File No. 333-276698), previously filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2024, and declared effective on February 6, 2024, and a prospectus supplement dated March 15, 2024.

The legal opinion, including the related consent, of Blank Rome LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

The closing of the Offering occurred on March 19, 2024. The net proceeds to the Registrant from the sale of the Shares, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Registrant, are expected to be approximately $1,750,000. The Registrant intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Registrant issued press releases announcing the launch and pricing of the Offering, which have been filed as Exhibits 99.1 and 99.2 to this report, respectively.

Upon closing of the Offering, the Registrant issued the Representative warrants (the “Representative’s Warrants”) as compensation to purchase up to 178,953 shares of Common Stock (5% of the number of shares of Common Stock sold in the Offering). The Representative’s Warrants will be exercisable at a per share exercise price of $0.8125. The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the shares of Common Stock in the Offering.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Registrant. It also provides for customary indemnification by each of the Registrant and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Act”), other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Registrant’s directors and executive officers have entered into “lock-up” agreements with the Representative that generally prohibit, without the prior written consent of the Representative and subject to certain exceptions, the sale, transfer or other disposition of securities of the Registrant for a period of 60 days from March 19, 2024. Further, pursuant to the terms of the Underwriting Agreement, the Registrant has agreed for a period of 60 days from March 19, 2024, subject to certain exceptions, not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan.

The foregoing descriptions of the Underwriting Agreement and the Representative’s Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the Underwriting Agreement and the form of Representative’s Warrant, which are filed herewith as Exhibits 1.1 and 4.1, respectively.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Registrant or its business, and should be read in conjunction with the disclosures in the Registrant’s periodic reports and other filings with the SEC.

On March 14, 2024, the Registrant entered into Subscription Agreements (the “Subscription Agreements”) with Robert W. D’Loren (“D’Loren”), Chairman and Chief Executive Officer of the Registrant, an affiliate of Mark DiSanto (“DiSanto”), a Director of the Registrant, and Seth Burroughs (“Burroughs”), Executive Vice President of Business Development and Treasury of the Registrant (collectively, the “Private Placement Investors”) to purchase 132,589, 132,589, and 29,464 shares, respectively, (the “Private Placement Shares”) at a price of $0.98 per Private Placement Share. The purchase of the Private Placement Shares closed concurrently with the Offering.

The foregoing descriptions of the Subscription Agreements do not purport to be complete and are qualified in their entirety by reference to the copies of the Subscription Agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 3.02	Unregistered Sales of Equity Securities

The Private Placement Shares referenced above were sold without registration under the Act, in reliance upon the exemptions from registration provided under Section 4(2) of the Act in reliance upon the exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated under the Act (“Regulation D”). The Private Placement Investors represented in the Subscription Agreements, among other things, that such Private Placement Investor was acquiring the Private Placement Shares for investment for the Private Placement Investor's account and that the investor was an “accredited investor” within the meaning of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of March 15, 2024, by and between Xcel Brands, Inc. and Craig-Hallum Capital Group LLC.
4.1	Form of Representative’s Warrant (included in Exhibit 1.1).
5.1	Opinion of Blank Rome LLP
10.1	Subscription Agreement, dated as of March 15, 2024, by and between Robert W. D’Loren and Xcel Brands, Inc.
10.2	Subscription Agreement, dated as of March 15, 2024, by and between Seth Burroughs and Xcel Brands, Inc.
10.3	Subscription Agreement, dated as of March 15, 2024, by and between Mark X. DiSanto Investment Trust and Xcel Brands, Inc.
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
99.1	Press Release of Xcel Brands, Inc. dated March 14, 2024.
99.2	Press Release of Xcel Brands, Inc. dated March 15, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2024	XCEL BRANDS, INC.

	By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer